UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 11, 2013

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

3903 Centerville Road, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 12, 2013, the Registrant issued a press release announcing its 2013 third quarter results. The press release is attached as Exhibit 99.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.          On November 11, 2013, (1) the Company’s President and CEO, John A. Moore, voluntarily agreed to reduce his base salary by 25% from $425,000 per annum to $318,750 per annum, effective retroactively as of the October 16, 2013 payroll period; (2) the Registrant's Executive Vice President, Richard S. Rimer, agreed to reduce his consulting fees by 20% from $30,720 per month to $24,576, effective retroactively as of November 1, 2013, and to end the consulting agreement whereby he serves as Acorn’s EVP effective December 31, 2013 in exchange for a lump sum payment of $73,728, which represents 80% of the amounts that otherwise would be payable upon termination of the agreement as of such date; (3) the Registrant's CFO, Michael H. Barth, agreed to a $10,000 reduction in the portion of his salary payable by the Registrant commencing January 1, 2014; (4) the Registrant's outside Directors agreed to reduce their cash retainer for 2014 by 25%, which equates to $10,000 per annum per Director; and (5) the Registrant's Chairman agreed to a reduction in his annual chairman stipend for 2014 of $100,000 (which amount consists of $60,000, plus $10,000 with regard to each subsidiary board on which he serves) by 25%, or an aggregate of up to $25,000, as he is currently serving on all four of the Registrant's subsidiary companies’ boards of directors or managers.

2.          On November 11, 2013, Richard S. Rimer tendered his resignation, effective immediately, from the Registrant’s Board of Directors and the boards of its subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Acorn Energy, Inc., dated November 12, 2013*

* This exhibit is being furnished, not filed, herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of November, 2013.

ACORN ENERGY, INC.

By:	/s/Heather K. Mallard
Name:	Heather K. Mallard
Title:	Vice President, General Counsel & Secretary

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